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EXHIBIT 10.02

                             SECOND AMENDMENT TO THE
                         COMSHARE, INCORPORATED EMPLOYEE
                               STOCK PURCHASE PLAN



Effective January 1, 1998, Section 7 of the Plan shall be amended in its entirety and restated as follows:

       "7. Option Price. The option price of the shares shall be 85% of the lower of:


       a) The fair market value of the Company's Common Stock on the first day of the applicable six month Purchase Period, or

       b) The fair market value of the Company's Common Stock on the last day of the applicable six month Purchase Period.

For purposes of this section of the Plan, the fair market value of the shares shall be determined by the last sale price of the shares of the Company's Common Stock on the NASDAQ National Market, as reported in The Wall Street Journal for the applicable days described above. If there is no sale on such dates, then the fair market value will be determined on the last date immediately preceding on which there were sales."

This amendment to the Comshare, Incorporated Employee Stock Purchase Plan is hereby executed on November 6, 1997.




                                             COMSHARE, INCORPORATED

                                             BY: /s/ Kathryn A. Jehle
                                                 --------------------
                                                     Kathryn A. Jehle
                                                     Senior Vice President and
                                                     Chief Financial Officer





BOARD APPROVAL:  11/6/97




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